EXHIBIT 4.7

RESTRICTED STOCK GRANT AGREEMENT

THIS RESTRICTED STOCK GRANT AGREEMENT (the “Agreement”) is entered into as of __________________ (the “Grant Date”), by and between Pacific Energy Development Corp., a Nevada corporation (the “Company”), and ___________________ (“Grantee”).

1. Restricted Stock Grant.

(a) Contemporaneously with the execution of this Agreement, the Company will grant and issue to Grantee ______________ shares of Common Stock, par value $0.001 per share, of the Company (the “Restricted Stock”) for $0.00 consideration from Grantee (the “Purchase Price”).  Stock certificates evidencing the Restricted Stock will be retained by the Company for the period during which the Restricted Stock is subject to forfeiture by the Company pursuant to the terms of Section 2 hereof.

(b) All shares of Restricted Stock issued hereunder shall be deemed issued to Grantee as fully paid and nonassessable shares, and Grantee shall have all rights of a stockholder with respect thereto, including the right to vote, receive dividends (including stock dividends), participate in stock splits or other recapitalizations, and exchange such shares in a merger, consolidation or other reorganization.  The term “Restricted Stock,” in addition to the shares purchased pursuant to this Agreement, also refers to all securities received in replacement of the Restricted Stock, as a stock dividend or as a result of any stock split, recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Grantee is entitled by reason of Grantee’s ownership of the Restricted Stock.

2. Vesting of Restricted Stock.

(a) The Restricted Stock is restricted and subject to forfeiture by the Company until vested (the “Repurchase Option”).  The Restricted Stock which has vested and is no longer subject to forfeiture is referred to as “Vested Shares.”  All Restricted Stock which has not become Vested Shares is referred to as “Nonvested Shares.”

(b) Restricted Stock will vest and become nonforfeitable in accordance with the following vesting schedule, in each case subject to Grantee’s continued service as an employee, officer, director or consultant with the Company on such date:

(i)	50% of the shares on the six (6) month anniversary of the Grant Date;

(ii)	20% on the twelve (12) month anniversary of the Grant Date;

(iii)	20% on the eighteen (18) month anniversary of the Grant Date; and

(iv)	the balance 10% on the twenty-four (24) month anniversary of the Grant Date.

(c)  Any Nonvested Shares of Grantee will automatically vest and become nonforfeitable if Grantee’s service as an employee, officer, director or consultant with the Company ceases owing to the Grantee’s death.

(d) In the event of a Corporate Transaction, the Company, in its discretion, may accelerate the time at which all or any portion of Grantee’s Restricted Stock will vest.  A “Corporate Transaction” means (i) a liquidation or dissolution of the Company; (ii) a merger or consolidation of the Company with or into another corporation with the shareholders of the Company immediately prior to the merger or consolidation owning less than 50% of the voting securities of the surviving entity (or the parent of the surviving entity if the merger is a triangular merger); or (iii) a sale of all or substantially all of the assets of the Company in a single transaction or a series of related transactions.

(e) Nonvested Shares may not be sold, transferred, assigned, pledged, or otherwise disposed of, directly or indirectly, whether by operation of law or otherwise.

3. Forfeiture of Nonvested Shares.  Except as provided herein, if Grantee's service with the Company ceases for any reason other than Grantee’s death, any Nonvested Shares will be automatically forfeited to the Company; provided, however, that the Company may cause any Nonvested Shares immediately to vest and become nonforfeitable if Grantee’s service with the Company is terminated by the Company without cause, as determined by the Company.

4. Escrow of Unvested Shares.  For purposes of facilitating the enforcement of the provisions of Section 2 above, Grantee agrees, immediately upon receipt of the certificate(s) for the Shares subject to the Repurchase Option, to deliver such certificate(s), together with an Assignment Separate from Certificate in the form attached to this Agreement as Exhibit A executed by Grantee and by Grantee’s spouse (if required for transfer), in blank, to the Secretary of the Company, or the Secretary’s designee, to hold such certificate(s) and Assignment Separate from Certificate in escrow and to take all such actions and to effectuate all such transfers and/or releases as are in accordance with the terms of this Agreement.  Grantee hereby acknowledges that the Secretary of the Company, or the Secretary’s designee, is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable.  Grantee agrees that said escrow holder shall not be liable to any party hereof (or to any other party).  The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time.  Grantee agrees that if the Secretary of the Company, or the Secretary’s designee, resigns as escrow holder for any or no reason, the Board of Directors of the Company shall have the power to appoint a successor to serve as escrow holder pursuant to the terms of this Agreement.

5. No Employment Rights.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Grantee’s employment or consulting relationship, for any reason, with or without cause.

6. Section 83(b) Election.  Grantee understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the amount paid for the Restricted Stock and the fair market value of the Restricted Stock as of the date any restrictions on the Restricted Stock lapse.  In this context, “restriction” means the right of the Company to buy back or forfeit the Restricted Stock pursuant to the Repurchase Option set forth in Section 2 of this Agreement.  Grantee understands that Grantee may elect to be taxed at the time the Restricted Stock is acquired, rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within 30 days from the date of acquisition.  Even if the fair market value of the Restricted Stock at the time of the execution of this Agreement equals the amount paid for the Restricted Stock, the election must be made to avoid income under Section 83(a) in the future.  Grantee understands that failure to file such an election in a timely manner may result in adverse tax consequences for Grantee.  Grantee further understands that an additional copy of such election form should be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls.  Grantee acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Restricted Stock hereunder, and does not purport to be complete.  Grantee further acknowledges that the Company has directed Grantee to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Grantee may reside, and the tax consequences of Grantee’s death.

Grantee agrees that he will execute and deliver to the Company with this executed Agreement a copy of the Acknowledgment and Statement of Decision Regarding Section 83(b) Election (the “Acknowledgment”), attached hereto as Exhibit C.  Grantee further agrees that Grantee will execute and submit with the Acknowledgment a copy of the 83(b) Election, attached hereto as Exhibit D, if Grantee has indicated in the Acknowledgment his or her decision to make such an election.

GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY ANY ELECTION UNDER SECTION 83(b), EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON GRANTEE’S BEHALF.

7. Investment Representations.

(a) This Agreement is made in reliance upon Grantee’s representations to the Company, which by its acceptance hereof Grantee hereby confirms, that the shares of Restricted Stock to be received by Grantee will be acquired for investment for his or her own  account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that he or she has no present intention of selling, granting participation in, or otherwise distributing the same, but subject nevertheless to any requirement of law that the disposition of his or her property shall at all times be within his or her control.

(b) The Grantee understands that the Restricted Stock is not registered under the Securities Act of 1933, as amended (the “1933 Act”), on the basis that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act pursuant to Section 4(2) thereof, and that the Company’s reliance on such exemption is predicated on Grantee’s representations set forth herein.  Grantee realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Grantee has in mind merely acquiring shares of the Restricted Stock for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise.  Grantee does not have any such intention.

(c) Grantee understands that the Restricted Stock may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Restricted Stock or an available exemption from registration under the 1933 Act, the Restricted Stock must be held indefinitely.  In particular, Grantee is aware that the Restricted Stock may not be sold pursuant to Rule 144 or Rule 701 promulgated under the 1933 Act unless all of the conditions of the applicable Rules are met.  Among the conditions for use of Rule 144 is the availability of current information to the public about the Company.  Such information is not now available, and the Company has no present plans to make such information available.  The Grantee represents that, in the absence of an effective registration statement covering the Restricted Stock, he or she will sell, transfer, or otherwise dispose of the Restricted Stock only in a manner consistent with his or her representations set forth herein and then only in accordance with the provisions of paragraph 4(d) hereof.

(d) Grantee agrees that in no event will he or she make a transfer or disposition of any of the Restricted Stock (other than pursuant to an effective registration statement under the 1933 Act), unless and until (i) Grantee shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the disposition, and (ii) if requested by the Company, at the expense of Grantee or his or her transferees, Grantee shall have furnished to the Company either (A) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer may be made without registration under the 1933 Act or (B) a “no action” letter from the Securities and Exchange Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto.

(e) Grantee represents and warrants to the Company that he or she is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.

8. Legends; Stop Transfer.

(a) All certificates for shares of the Restricted Stock shall bear substantially the following legends:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITONS OF A CERTAIN RESTRICTED STOCK GRANT AGREEMENT BETWEEN THE CORPORATION AND THE HOLDER OF STOCK OF THE CORPORATION REPRESENTED BY THIS CERTIFICATE.  A COPY OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

(b) The certificates for shares of the Restricted Stock shall also bear any legends required by applicable state corporate or securities laws.

(c) In addition, the Company shall make a notation regarding the restrictions on transfer of the Restricted Stock in its stockbooks, and shares of the Restricted Stock shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the 1933 Act covering such shares or pursuant to and in compliance with the provisions of this Agreement.

9. California Law.  This Agreement is to be construed in accordance with and governed by the internal laws of the State of California as permitted by Section 1646.5 of the California Civil Code (or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.

10. Notice.  Any notice required to be given under the terms of this Agreement shall be addressed to the Company in care of its Secretary at the office of the Company at 4125 Blackhawk Plaza Circle, Suite 201A, Danville, CA 94506, Attn:  General Counsel, and any notice to be given to Grantee shall be addressed to him or her at the address given by such Grantee beneath his or her signature to this Agreement, or such other address as either party to this Agreement may hereafter designate in writing to the other.  Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States, or when sent via nationally recognized courier service.

11. Successors.  This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.  Where the context permits, “Grantee” as used in this Agreement shall include Grantee’s executors, administrators or other legal representatives or the person or persons to whom Grantee’s rights pass by will or the applicable laws of descent and distribution.

12. Spousal Consent.  Grantee shall cause his or her spouse to execute a Consent of Spouse in substantially the form of that attached hereto as Exhibit B concurrently with the execution of this Agreement or, if later, at the time Grantee becomes married.

13. California Securities Law.  THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE.  THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

IN WITNESS WHEREOF, the parties hereto have duly executed this Restricted Stock Grant Agreement as of the date first above written.

COMPANY:
PACIFIC ENERGY DEVELOPMENT CORP.,
a Nevada corporation
By: _______________________________

GRANTEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 2 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY.  GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL CONFER UPON GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF SUCH EMPLOYMENT OR CONSULTING RELATIONSHIP WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE GRANTEE’S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

GRANTEE:

By: ____________________________________

Name: __________________________________

Title: ___________________________________

Address:_________________________________
________________________________________

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Common Stock Purchase Agreement between the undersigned (“Grantee”) and Pacific Energy Development Corp (the “Company”) dated _______________ (the “Agreement”), Grantee hereby sells, assigns and transfers unto the Company _________________________________ (________) shares of the Common Stock of the Company standing in Grantee’s name on the Company’s books and represented by Certificate No. _____,  and does hereby irrevocably constitute and appoint ______________________ to transfer said stock on the books of the Company with full power of substitution in the premises.  THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE EXHIBITS THERETO.

Dated: ______________________

Signature:
______________________________
GRANTEE: ___________________

Instruction:  Please do not fill in any blanks other than the signature line.  The purpose of this assignment is to enable the Company to exercise its repurchase option set forth in the Agreement without requiring additional signatures on the part of Grantee.

EXHIBIT B

CONSENT OF SPOUSE

I, _____________________, spouse of ____________________________, have read and approved the foregoing Agreement.  In consideration of the right of my spouse to purchase shares of Pacific Energy Development Corp as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement insofar as I may have any rights under the community property laws of the State of California or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:  ______________                                                                  ________________________________
(Signature of Spouse)

EXHIBIT C

ACKNOWLEDGMENT AND STATEMENT OF DECISION
REGARDING SECTION 83(b) ELECTION

The undersigned has entered a stock purchase agreement with Pacific Energy Development Corp, a Nevada corporation (the “Company”), pursuant to which the undersigned is purchasing ___________ shares of Common Stock of the Company (the “Shares”).  In connection with the purchase of the Shares, the undersigned hereby represents as follows:

1.           The undersigned has carefully reviewed the stock purchase agreement pursuant to which the undersigned is purchasing the Shares.

2.           The undersigned either [check and complete as applicable]:

(a) ____
 has consulted, and has been fully advised by, the undersigned’s own tax advisor, __________________________, whose business address is _____________________________, regarding the federal, state and local tax consequences of purchasing the Shares, and particularly regarding the advisability of making elections pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and pursuant to the corresponding provisions, if any, of applicable state law; or

(b) ____	has knowingly chosen not to consult such a tax advisor.

3.           The undersigned hereby states that the undersigned has decided [check as applicable]:

(a) ____
 to make an election pursuant to Section 83(b) of the Code, and is submitting to the Company, together with the undersigned’s executed Common Stock Purchase Agreement, an executed form entitled “Election Under Section 83(b) of the Internal Revenue Code of 1986;” or

(b) ____	not to make an election pursuant to Section 83(b) of the Code.

4.           Neither the Company nor any subsidiary or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned’s purchase of the Shares or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.

Date: ___________________                                                         ___________________________
GRANTEE:

EXHIBIT D

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer’s gross income or alternative minimum taxable income, as applicable, for the current taxable year, the amount of any income that may be taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

	TAXPAYER:	SPOUSE:
NAME:
ADDRESS:
IDENTIFICATION NO.:
TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows:

__________ shares of the Common Stock of Pacific Energy Development Corp, a Nevada corporation (the “Company”).

3.	The date on which the property was transferred is:

4.	The property is subject to the following restrictions:

The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company.  These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

5.	The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $______

6.	The amount (if any) paid for such property: NONE.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property.  The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: ______________________, _____
Taxpayer

The undersigned spouse of taxpayer joins in this election.
Dated: ______________________, _____
Spouse of Taxpayer